Exhibit 99.1

InspireMD Announces Amendments to Certain Series J and Series K Warrants, Providing Potential Gross Proceeds of Up to $11 Million

- Amendments align trigger event of existing warrants with anticipated FDA approval of CGuard Prime 80 cm, which the Company continues to anticipate in Q4 2026 -

- The amended warrants, if exercised in full, together with existing cash balances, expected to provide additional resources to fund launch of CGuard Prime 80 cm following FDA approval -

- No additional warrants issued in connection with the amendments -

Miami, FL — September 21, 2026 – InspireMD, Inc. (Nasdaq: NSPR) (“InspireMD” or the “Company”), developer of the CGuard® Prime carotid stent system for the prevention of stroke, today announced that it has entered into amendments with certain of the existing holders of its outstanding Series J and Series K warrants originally issued as part of the Company’s May 2023 private placement financing. The amendments are intended to align the potential exercise of these warrants with the anticipated FDA approval of CGuard Prime 80 cm for transcarotid artery revascularization (“TCAR”) procedures, which the Company continues to anticipate to take place during the fourth quarter of 2026, potentially providing additional capital to support the Company’s commercial plans and ongoing pipeline initiatives.

The amendments apply to approximately 4.8 million shares underlying the Series J warrants and 9.5 million shares underlying the Series K warrants held by participating holders. Pursuant to the amendments, the Company agreed to amend the Series J Warrants with respect to 50% of the shares underlying the participating holders’ Series J Warrants and all of the shares underlying the participating holders’ Series K Warrants to modify (i) the exercise price to $0.7674 per share, representing the Nasdaq Official Closing Price of the Company’s common stock on September 18, 2026, and (ii) the termination date to 5:00 p.m. Eastern time on the earlier of (a) May 15, 2028 and (b) 20 trading days following the Company’s announcement of receipt of FDA approval for the CGuard Prime 80 cm.

The exercise price and termination date with respect to the other 50% of the shares underlying the participating holders’ Series J Warrants remained unchanged, including the original exercise price of $1.3827 per share and the termination trigger events which include the Company’s announcement of FDA approval of the SwitchGuard transcarotid system, which is currently in a Phase III clinical study. All terms and conditions of the Series J Warrants and Series K Warrants held by existing holders that did not elect to enter into the amendments remain unchanged. The amendments do not include the issuance of any additional warrants or any additional shares underlying the existing warrants.

“These amendments align a meaningful portion of our outstanding warrants with a significant near-term regulatory milestone with important commercial implications: the anticipated FDA approval of CGuard Prime 80 cm for TCAR expected later this year,” said Marvin Slosman, Chief Executive Officer of InspireMD. “The expected proceeds, combined with our existing cash resources, will enable us to launch the CGuard Prime 80 into the TCAR market and support other strategic priorities. We appreciate the continued confidence and financial support of many of our major equity holders, as we work to expand the CGuard Prime platform across both the carotid artery stenting (“CAS”) and TCAR markets.”

CGuard Prime 80 cm is designed for use in TCAR procedures, expanding the CGuard Prime platform beyond CAS to both major carotid stenting techniques. The Company estimates that over 35,000 TCAR procedures are performed annually in the United States, representing a doubling of the U.S. addressable market for CGuard Prime. In the CGUARDIANS II pivotal study, CGuard Prime 80 cm demonstrated 100% acute device success and zero major adverse events at 30 days in the first 36 patients evaluated.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information regarding the warrant amendments will be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet ™ mesh technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free long-term outcomes. InspireMD’s common stock is quoted on Nasdaq under the ticker symbol NSPR. We routinely post information that may be important to investors on the Company’s website. For more information, please visit www.inspiremd.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding InspireMD or its management team’s expectations, hopes, beliefs, intentions or strategies regarding future events, future financial performance, strategies, expectations, competitive environment and regulation. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. In particular, forward-looking statements in this press release include the Company’s expectations regarding potential FDA approval for CGuard Prime 80 cm; ; anticipated gross proceeds from the potential exercise of the Series J Warrants and Series K Warrants and expectations regarding the cash runway of the Company; the Company’s ability to compete effectively in the carotid stenting market and increase adoption of its products; expectations regarding market penetration, commercialization, revenue growth and future operating performance; the anticipated benefits of recent organizational and cost-saving initiatives, including expected annualized savings and improved operational efficiency; and the Company’s strategic priorities, growth plans and future business prospects. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with the voluntary U.S. recall of the CGuard Prime 135 cm delivery system, including current and future costs associated with the recall, including refunds or inventory write-off costs and other remediation costs, loss of sales and customers due to the recall or otherwise, our ability to effectively implement enhancements to CGuard Prime 135 cm delivery system, potential actions by regulators or other governmental entities associated with the recall, potential claims and lawsuits by customers and patients, including class action product liability lawsuits, other operational impacts and consequences of the recall, such as business disruption and distraction of management and other key employees; the Company’s history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of its liquidity to pursue its complete business objectives, and substantial doubt regarding its ability to continue as a going concern; the Company’s need to raise additional capital to meet its business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests; the clinical development, commercialization and market acceptance of the Company’s products; whether the clinical trial results for the Company’s products will be predictive of real-world results; an inability to secure and maintain regulatory approvals for the sale of the Company’s products; negative clinical trial results or lengthy product delays in key markets; the Company’s ability to maintain compliance with the Nasdaq listing standards; the Company’s ability to generate significant revenues from its products; estimates of the Company’s expenses, future revenues, capital requirements and its needs for and ability to access sufficient additional financing, including any unexpected costs or delays in the ongoing commercial launch of its products; the Company’s dependence on a single manufacturing facility and its ability to comply with stringent manufacturing quality standards and to increase production as necessary; the risk that the data collected from the Company’s current and planned clinical trials may not be sufficient to demonstrate that its technology is an attractive alternative to other procedures and products; intense competition in the Company’s industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than it does; entry of new competitors and products and potential technological obsolescence of the Company’s products; inability to carry out research, development and commercialization plans; loss of a key customer or supplier; technical problems with the Company’s research and products and potential product liability claims; product malfunctions; price increases for supplies and components; whether access to the Company’s products is achieved in a commercially viable manner and whether its products receive adequate reimbursement by governmental and other third-party payers; the Company’s efforts to successfully obtain and maintain intellectual property protection covering its products, which may not be successful; adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions; the fact that the Company conducts business in multiple foreign jurisdictions, exposing it to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction; security, political and economic instability in the Middle East that could harm the Company’s business, including due to the current security situation in Israel; current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk; and changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements and the impact of such policies on the Company, its customers and suppliers, and the global economic environment. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Jeff Warren

LifeSci Advisors

jwarren@lifesciadvisors.com

investor-relations@inspiremd.com